EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated June 19, 2000 appearing on page F-2 of Allou Health & Beauty Care, Inc.'s Annual Report on Form 10-K for the year ended March 31, 2001. We also consent to the reference to us under the heading "Experts" in such prospectus.


/s/ Mayer Rispler & Company, P.C.
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Mayer Rispler & Company, P.C.


Brooklyn, New York
September 24, 2001